Exhibit 99.1

PRESS RELEASE

For Immediate Release

Greenbacker Renewable Energy Company LLC Announces Completion of Management Acquisition

New York, NY (May 23, 2022) - Greenbacker Renewable Energy Company LLC ("GREC") today announced that it has successfully completed the acquisition (the "Acquisition") of the management function currently being performed by Greenbacker Capital Management, LLC ("GCM"), an SEC registered investment adviser, and certain affiliated companies into GREC's wholly owned subsidiary, Greenbacker Renewable Energy Corporation ("Greenbacker"). As a result of the Acquisition, Greenbacker will operate as a fully integrated and internally managed company with its own internal executive management team ("Management") and other employees to manage its business and operations.

Charles Wheeler, CEO of Greenbacker, said in support of the Acquisition:

" We believe that the benefits of this transaction will help us to build upon the robust platform that we have created, enabling us to pursue new and exciting prospects to create value for our shareholders. Adding the funds management business into GREC will also allow us to continue raising and deploying capital in areas consistent with our mission, while expanding our ability to positively impact the important environmental and social challenges we face as a community. Our goal as long-term owner-operators is to stay ahead, anticipate new opportunities, offer adaptable investment solutions, and build durable partnerships to create the future of energy. This transaction will help us to achieve that vision."

The Acquisition was implemented under the terms of a contribution agreement between GREC and GCM's parent, Greenbacker Group LLC ("Group"), a subsequent contribution agreement between the GREC and Greenbacker, and certain related agreements.

The transaction was negotiated on an arm's length basis between Group and a special committee of GREC's Board of Directors, comprised entirely of independent members (the "Special Committee"). Assisted by their independent legal counsel and financial advisors, the Special Committee reviewed, negotiated, and approved the terms and conditions of the Acquisition. The Acquisition was unanimously approved by the Special Committee and by GREC's full Board of Directors upon the recommendation of the Special Committee.

Potential Transaction Benefits

Management believes that the Acquisition has the potential to result in a substantial increase in the value of GREC, as the fully integrated and internally managed company resulting from the transaction will represent a platform that can take full advantage of many market opportunities while at the same time reducing GREC's overhead and increasing its profitability.

When GREC was launched in 2014, it was envisioned as an externally managed company that would make financial investments primarily in operating renewable energy power plants. In the years since, Management has comprehensively grown its capabilities to include technical asset management, procurement, construction management as well as late-stage development of renewable energy projects. This evolution has changed the character of the business and has moved GREC away from its early days as a purely financial investor.

Management believes that GREC now has many of the capabilities and characteristics of Independent Power Producers ("IPPs"), which are a growing category of the power generation business and are generally classified as non-utility power generators. Management believes that GREC should adopt the form taken by other IPPs; namely a corporate structure whereby senior management is internal to the IPP and focuses upon building businesses that benefit the shareholders of the IPP. GREC will continue to own and operate renewable energy assets as an IPP while also developing the funds management business using Greenbacker's now internally integrated deal team, capital raising group, technical asset management group, accounting group and finance team.

Potential benefits of the Acquisition include:

•	Cost Savings and Economies of Scale - The completion of the transaction is expected to be modestly accretive to GREC shareholders initially, with increasing cost benefits as the business grows due to the elimination of annual management fees and certain incentive fees.
•	Stronger Management Alignment and Elimination of Conflicts - An increased equity ownership and incentive structure for both executives and all employees enhances the alignment of interests of employees with GREC shareholders including mitigating perceived or actual conflicts of interest.
•	Simplified Market Friendly Structure - An internal management structure is expected to make GREC more attractive to the institutional investor community and could improve GREC's ability to raise capital and execute other transactions on more favorable terms.
•	Expand Ability to Consider Strategic Opportunities - Through the adoption of a new corporate form, Management believes that GREC will be better able to take advantage of strategic growth opportunities in this dynamic, rapidly growing segment of the market, including acquisitions of other businesses using shares of Greenbacker as currency in such transactions or other transactions that may open additional pathways for growth.

Consideration

All consideration will be paid in GREC shares - no cash will be payable to Group or its owners. The consideration will be paid through 24,365,133 newly issued Class P-l shares, which were valued at $8.798 per Class P-I share (with an aggregate value of $214.36 million, net of deal related fees and expense) and 13,071,153 newly issued shares of a new class of Class EO shares (divided into the three separate series). The Class EO shares will initially not be entitled to share in any distributions paid by GREC but will have the potential to participate on a share for share basis with the Class P-l shares, subject to the achievement of separate benchmark quarter-end run-rate targets applicable to each series, or upon the occurrence of certain liquidity events.

Modified Special Unit

GREC had previously issued a special unit that was held by a wholly owned subsidiary of GCM, a portion of which, prior to the completion of the Acquisition, entitled the holder to receive 20% of any net asset value premium achieved in a future initial public offering or liquidation transaction (the "Liquidation Performance Feature").  The Liquidation Performance Feature was not contributed in the Acquisition, but was carried forward into a new membership interest (the "Liquidation Performance Unit") and was modified so that any premium amount achieved in any initial public offering or listing will be payable by converting the Liquidation Performance Unit into additional shares of GREC issued at the premium value achieved in the transaction.  Consistent with the existing Liquidation Performance Feature, in the case of a liquidation transaction, amounts may be paid in additional shares of GREC, other securities and/or cash.

Additional information regarding the terms of the Acquisition is available in the Current Report on Form 8-K filed today by GREC with the Securities and Exchange Commission.

Transaction Advisors

Clifford Chance US LLP acted as legal advisor to Group and Houlihan Lokey acted as financial advisor to Group in connection with this transaction. Kirkland & Ellis LLP acted as legal advisor to the Special Committee and Greenhill & Co., LLC acted as financial advisor to the Special Committee. Greenhill issued a fairness opinion to the Special Committee in connection with the Acquisition.

About Greenbacker Renewable Energy Company LLC

Greenbacker Renewable Energy Company LLC is a publicly reporting, non-traded limited liability sustainable infrastructure company that acquires and manages income-producing renewable energy and other energy-related businesses, including solar and wind farms. We seek to invest in high-quality projects that sell clean power under long-term contract to high-creditworthy counterparties such as utilities, municipalities, and corporations. We are long-term owner-operators, who strive to be good stewards of the land and responsible members of the communities in which we operate. We believe our focus on power production and income generation creates value that we can then pass on to our shareholders— while facilitating the transition toward a clean energy future. For more information, please visit www.greenbackercapital.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the "Risk Factors" section of GREC's Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequently filed periodic reports that GREC files with the Securities and Exchange Commission. Although GREC believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. GREC undertakes no obligation to update any forward-looking statement contained herein to conform to actual results or changes in GREC's expectations.